Exhibit 99.1

Thumzup Media Corporation Issues Shareholder Letter Highlighting Strategic Transformation into a Crypto Industry Leader

●	Successfully completed a $50 million all-common stock offering at $10 per share, significantly bolstering the balance sheet to fuel aggressive expansion in mining infrastructure and substantial digital asset accumulation
●	Pending acquisition of DogeHash Technologies poised to establish a premier, publicly traded, utility-scale Dogecoin mining enterprise
●	Ambitious vision to dominate as North America’s leading Dogecoin miner, driving unparalleled scale and innovation

LOS ANGELES, September 4, 2025 — Thumzup Media Corporation (“Thumzup” or the “Company”) (Nasdaq: TZUP), today issued a shareholder letter outlining its strategic transformation into a leader in cryptocurrency mining, supported by a pending acquisition of DogeHash Technologies, Inc. (“DogeHash”), a dedicated Dogecoin mining company.

Dear Fellow Shareholders,

Thank you for your continued support for Thumzup and our shared vision to build a transformative, billion-dollar enterprise.

Thumzup Media listed on Nasdaq last October with an upsized $8.2 million offering at $5 per share, poised to dominate, disrupt, and redefine the social media marketing landscape. We had engineered a groundbreaking platform that empowers content creators on Instagram, and soon TikTok, to earn direct payments from advertisers for authentic, positive endorsements of their products. Building on this momentum, our board of directors authorized us to buy and hold Bitcoin as a treasury asset. We invested an initial $1 million in Bitcoin (BTC) in January 2025. The positive investor response validated our vision and rewarded our BTC Allocation Strategy.

Following this positive shareholder reaction, we intensified our strategy, authorizing further investments in select cryptocurrencies. In late January, we invested another $1 million in Bitcoin. This was followed by a $6.5 million raise at $6 per share in June 2025 from strategic investors. This transaction not only fortified our cap table but also forged a pivotal relationship with Dominari Securities, a powerhouse investment bank with deep expertise and networks in the cryptocurrency ecosystem. It also brought in key strategic investors to the Company’s shareholder base. In early August 2025 we closed a $50 million all common stock offering through Dominari Securities at $10 per share. This influx of healthy capital further strengthened our balance sheet and positioned us for a transformative launch into the cryptocurrency space.

On August 19th, we announced the execution of definitive agreements that are subject to shareholder approval to acquire a premier Dogecoin mining operation currently mining with 2,500 state-of-the-art mining rigs, with another 1,000 best in class miners ordered, that should be delivered later this year. With substantial high-margin revenues, this transaction places Thumzup on an accelerated, high-confidence trajectory to significant shareholder value creation, and could likely surpass the potential of our original digital advertising platform with reduced need for outside capital.

With capital from our recent offering, we expect to further expand this fleet, with the goal of materially increasing our revenue run-rate into 2026 and beyond. According to Bitmain, as an example, Antminer L9s (which are similar to the miners Dogehash utilizes but are not identical) have a hash rate of 16 GH/s (Gigahash) consuming 3,360W of power (Crypto Miner). As an illustrative example, Bitmain’s mining calculator estimates 3,500 of these miners could generate high-margin annual revenues of the following at these Dogecoin prices (Bitmain):

●	$0.22/DOGE: $22.70 million (current market price)
●	$0.30/DOGE: $30.96 million
●	$0.40/DOGE: $41.28 million
$0.50/DOGE: $51.60 million
$1.00/DOGE: $103.19 million

Actual results may vary, and this estimate is as of September 2, 2025. This pending acquisition marks the Company’s entry into the rapidly growing $10.5 billion cryptocurrency mining market, which is projected to reach $22.6 billion by 2035, which is an 8.9% CAGR, according to Business Research Insights. Importantly, it should diversify our revenue streams while positioning us as one of the few publicly traded, utility-scale Dogecoin miners.

Cryptocurrency Mining: Seizing a Massive Opportunity

Cryptocurrency mining presents what could be one of the greatest opportunities for value creation in the industry. In December 2024, BIT Mining Limited, a publicly traded cryptocurrency miner, reported that its Dogecoin mining operations were nearly three times more profitable than Bitcoin mining alone.

Dogecoin, with a market capitalization exceeding $36 billion and daily trading volume of $4 billion as of August 13, 2025 (CoinMarketCap). It is one of the most widely held cryptocurrencies and is now held in more than 5 million wallets (Bitcoinist).

In January 2025, President Donald Trump signed an executive order strengthening America’s leadership in digital financial technology, established a strategic Bitcoin reserve, and advanced the Genius Act, all of which have accelerated institutional and global confidence in cryptocurrency.

Further, there are now more than 40 publicly traded cryptocurrency mining operators with the top three reaching multi-billion-dollar valuations. MARA Holdings is the leader with a current $5.6 billion market capitalization, CleanSpark with a $4.5 billion market capitalization, and Riot Platforms with a $3 billion market capitalization.

In recent months, more than 100 public companies have adopted, “Digital Asset Treasury Strategies,” putting billions of dollars of cryptocurrency on their balance sheets. Several of these companies are holding cryptocurrency, and we believe that positioning Thumzup at the nexus of both mining and holding various cryptocurrencies is our pathway to potentially becoming the next multi-billion-dollar play in this space.

Companies such as Bitmine Immersion Technologies (NYSE: BMNR) have gone from relative obscurity to multi-billion-dollar market capitalizations in a matter of weeks. We believe Thumzup is uniquely positioned to capture similar momentum, combining the scale of our planned Dogecoin mining operations with digital asset treasury strategies.

To further support our rapid growth, we expanded our partnership with Coinbase Prime in May 2025, establishing a Bitcoin-backed credit facility and gaining access to institutional-grade trading, financing, and custody services. This strengthens our ability to scale efficiently while pursuing a diversified digital asset treasury strategy. In addition to Bitcoin, our Board has authorized holding Dogecoin (DOGE), Litecoin (LTC), Solana (SOL), Ripple (XRP), Ether (ETH), and USD Coin (USDC).

We recently created a crypto advisory board and appointed Alex Hoffman as its first member. Hoffman currently serves as head of ecosystem at DogeOS, the Dogecoin app layer, where he leads ecosystem development, partnerships and growth strategy. His expertise focuses on helping holders and companies put their Dogecoin to work through lending, staking and other applications that generate yield and expand utility. We expect to add other members to the Advisory Board in the near future.

AdTech Platform: Steady Growth, Untapped Potential

In parallel to our crypto initiatives, Thumzup’s AdTech platform continues to gain traction. By August 2025, we had surpassed 34,000 social media posts approved and paid, and achieved more than 1,000 advertiser locations, validating the long-term potential of our social media marketing business, which empowers businesses to harness authentic, user-generated content. We are actively exploring tiered service packages and premium analytics subscriptions and strategic alternatives to add shareholder value and diversify revenue and drive cashflows.

How You Can Fuel Our Success

Your engagement is critical to our momentum. Here’s how you can help:

●	Follow and Amplify: Engage with us on social media (@thumz.up on Instagram and @thumz_up on X) by liking, commenting, and sharing our posts.

Looking Ahead: A Vision for 2025 and Beyond

The Company is executing a strategy poised to disrupt cryptocurrency mining through three pillars:

1.	Expansion: Scaling our mining operations with cutting edge infrastructure and treasury strategy with additional positions.
2.	Innovation: Pioneering new monetization models and leveraging blockchain technology.
3.	Operational Excellence: Driving cost efficiencies and profitability without compromising our bold vision.

Our Nasdaq listing not only amplifies Thumzup’s visibility but also provides access to institutional and sophisticated investors, providing us with a strong foundation to pursue and execute our ambitious objectives. This positioning is especially powerful against the backdrop of an evolving U.S. regulatory and policy environment regarding cryptocurrency.

We currently maintain a balance sheet with more than $50 million in cash and relatively small burn rate. We have entered into definitive agreements, subject to shareholder approval, for an acquisition that will initially add 2,500 Doge mining rigs to our business, with an additional 1,000 mining rigs, for a total of 3,500 mining rigs. We believe this should generate a material amount of high margin revenue for the combined companies. With the capital we already have, we believe we will be able to grow that business and drive significant value for our shareholders.

In closing, the cryptocurrency industry is experiencing an unprecedented influx of investor capital and investor awareness, fueled by increasingly favorable U.S. policy. President Trump has made clear his commitment to making the United States the “crypto capital of the world” and we are determined to be part of that vision. Keep a close eye on further developments from the Company as we forge into this new and exciting industry.

The Company is charging toward a future defined by innovation, scalability, and market leadership. Thank you for your trust and partnership as we execute our vision for 2025 and beyond.

Sincerely,

/s/ Robert Steele
Robert Steele
Investors@thumzupmedia.com
10557-B Jefferson Blvd,
Culver City, CA 90232

Chief Executive Officer, Chairman, Founder

Thumzup Media Corporation

For the latest updates, visit www.thumzupmedia.com or review our SEC filings on Nasdaq’s website. For more information on Dogehash Technologies see their website at https://dogehashtech.com/.

About Thumzup®

Thumzup Media Corporation is pioneering a new era of digital marketing and financial innovation. In parallel with the growth of its AdTech platform, Thumzup’s Board of Directors has authorized the company to strategically expand its treasury strategy beyond Bitcoin to include leading cryptocurrencies, such as Dogecoin, Litecoin, Solana, Ripple, Ether, and USD Coin, reinforcing the Company’s commitment to financial agility and innovation.

Legal Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, our expectation that we will strategically transform into a leader in cryptocurrency mining, our expectation that we will successfully consummate the acquisition with DogeHash, our potential run rate of $30 million with existing equipment and funds raised, our vision to build a transformative, billion-dollar enterprise, our expectation that we will be able to secure additional miners, our expectation that we will achieve a market leadership, position, statements about our potential growth, and planned expansion. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections including the possibility the DogeHash’s revenues will be reduced after the auditors review and audit its revenues and that the price of Dogecoin may drop based on market volatility. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Additional Information About the Acquisition and Where To Find It

Thumzup intends to file with the SEC a proxy statement in connection with the proposed acquisition of DogeHash and will mail a definitive proxy statement and other relevant documents to Thumzup’s stockholders. The closing of the acquisition is conditioned upon the Company obtaining the required stockholder approvals, Nasdaq approval, receipt of a fairness opinion by the Company and customary closing conditions.

Thunzup’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, the definitive proxy statement and the other relevant documents filed with the SEC in connection with Thumzup’s solicitation of proxies for its stockholders’ special meeting to be held to approve the transactions because the proxy statement will contain important information about Thumzup, DogeHash and the transactions. The definitive proxy statement will be mailed to stockholders of Thumzup as of a record date to be established for voting on the transactions. Investors may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by Thumzup with the SEC at the SEC’s website at www.sec.gov. Stockholders of Thumzup will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Thumzup Media Corporation, 10557-B Jefferson Blvd, Culver City, CA, Attention: Investor Relations.

Participants in the Solicitation Legend

Thumzup, DogeHash, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Thumzup and DogeHash in connection with the proposed transaction. Information about the directors and executive officers of Thumzup is set forth in its Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 30, 2025. Additional information regarding the participants in the proxy solicitation, including TZUP and DogeHash directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC regarding the acquisition when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to Thumzup as described above under “Additional Information About the Acquisition and Where to Find It.”

SOURCE Thumzup Media Corporation